UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2016

Southcross Energy Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35719	45-5045230
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

1717 Main Street
Suite 5200
Dallas, Texas 75201
(Address of principal executive office) (Zip Code)

(214) 979-3700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 2, 2016, Mr. Bret M. Allan, currently the Senior Vice President and Chief Financial Officer of Southcross Energy Partners GP, LLC (the “General Partner”), the general partner of Southcross Energy Partners, L.P. (the “Partnership”), will assume the responsibilities of principal accounting officer from G. Tracy Owens, the General Partner’s Vice President and Chief Accounting Officer. Mr. Owens will be departing the General Partner on December 2, 2016. Mr. Owens’ departure from the General Partner is not the result of any disagreements regarding any matter related to the Partnership’s operations, policies, practices or otherwise. The Partnership does not anticipate any disruption to accounting operations as a result of Mr. Owens’ departure.

Mr. Allan has served as the General Partner’s Vice President and Chief Financial Officer since June 2015. Prior to joining the General Partner, Mr. Allan was Vice President, Finance and Treasurer for Energy Transfer Partners, L.P. From 2010 through 2015, Mr. Allan led the treasury, cash management, credit and corporate planning functions for Regency Energy Partners LP, a midstream master limited partnership within the Energy Transfer group. The selection of Mr. Allan to assume the responsibilities of principal accounting officer was not pursuant to any arrangement or understanding between him and any other person. There is no family relationship between Mr. Allan and any director or executive officer of the General Partner. In connection with this designation, there are no changes to Mr. Allan’s compensation as disclosed in the Partnership’s Annual Report on Form 10-K for the year ending December 31, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southcross Energy Partners, L.P.

	By:	Southcross Energy Partners GP, LLC,
its general partner

Dated: November 17, 2016	By:	/s/ Bret M. Allan
		Name:	Bret M. Allan
		Title:	Senior Vice President and Chief Financial Officer